Exhibit 4.5

                                  RESOURCE BANK
                   1994 LONG-TERM BANK DIRECTOR INCENTIVE PLAN


         1.       General.
                  1.1 Purpose. The purpose of the 1994 Long-Term Bank Director Incentive Plan (the "Plan") is to enable Resource Bank, a Virginia corporation (the "Bank"), to attract and retain qualified corporate directors ("Bank Directors"), and increase the proprietary interest of such Bank Directors in the Bank in order to provide them with additional motivation to continue serving the Bank and to further its profitable growth. The awards granted under the Plan will consist of stock options available to all Bank Directors ("Bank Director Stock Options").
                  1.2 Bank Director Stock Options. The purpose of Bank Director Stock Options granted under the Plan is to provide a means by which the Bank Directors may be given an opportunity to acquire shares of the common stock of the Bank ("Common Stock"), so that the Bank may secure and retain the services of persons best qualified to serve as directors of the Bank and so that the Bank may provide incentives for such persons to exert maximum efforts for the success of the Bank. The Bank does not intend that the Bank Director Stock Options will qualify as "incentive stock options" for the purposes of Section 422 of the Internal Revenue Code, as amended (the "Code"). Accordingly, the Bank Director Stock Options will be subject to taxation under Section 83 of the Code. The Bank intends that the Bank Director Stock Options will constitute a formula award plan as described in Rule 16b-3(c)(2)(ii) promulgated by the Securities and Exchange Commission (the "Commission") under Securities and Exchange Act of 1934, as amended (the "Act"), such that the Bank Director Stock Options granted under the Plan shall not affect the recipients' disinterested status (as described in Rule 16b-3(c)(2)(i) under the Act) for the purposes of administering any stock-related plan of the Bank established pursuant to Rule 16b-3 under the Act.
         2.       Administration.
                  2.1 Administration by Board. The Bank Director Stock Options shall be administered by the Board of Directors of the Bank (the "Board"). The Board shall have no authority, discretion or power to select the individuals who are or will be eligible to receive the Bank Director Stock Options under the Plan. The Board shall not have any discretion to determine the amount, price or timing of any Bank Director Stock Options granted or to be granted hereunder, and shall only administer the Bank Director Stock Options pursuant to the express terms of the Plan.
                  2.2 Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
                           (a)      to construe and  interpret  the Plan with
respect to any Bank Director Stock Options, to construe and interpret any conditions or restrictions imposed on the Common Stock acquired pursuant to the exercise of Bank Director Stock Options, to define the terms used herein (to the extent not already defined) and to establish, amend, and revoke rules and regulations for administration of the Bank Director Stock Options. The Board,
in the exercise of this power, may correct any defect, omission, or inconsistency in the Bank Director Stock Options in a manner and to the extent it shall deem necessary or expedient to make the Bank Director Stock Options fully effective;
                           (b)      to amend,  modify,  suspend,  or  terminate
the Bank  Director  Stock Options in accordance with Section 11; and
                           (c)      generally,  to exercise  such  powers and
to perform such acts as the Board deems necessary or expedient to promote the best interests of the Bank in connection with the Bank Director Stock Options.
         3.       Maximum Limitations; Bank Director Stock Option Shares.
                  3.1 Maximum Limitations with Respect to Bank Director Stock Options. The aggregate number of shares of Common Stock for which Bank Director Stock Options may be granted under the Plan is 80,000, subject to adjustment pursuant to Section 7.
                  3.2 Bank Director Stock Option Shares. Shares of Common Stock issued pursuant to the Plan shall be authorized but unissued shares.
         4.       Bank Director Stock Options
                  4.1 Taxation of Bank Director Stock Options. The Bank does not intend that Bank Director Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code. Accordingly, the Bank Director Stock Options shall be subject to taxation under
Section 83 of the Code.
                  4.2 Bank Director Stock Option Grant; Number of Shares. In consideration for services performed for and to be performed for, past and future contributions to, and benefits conferred upon and to be conferred upon the Bank, the Bank intends to grant Bank Director Stock Options to the following Bank Directors to purchase the following number of shares of Common Stock:
                      Bank Director                  Shares of Common Stock*
                      -------------                  ----------------------
                      John B. Bernhardt                       25,000
                      Al Abiouness                            25,000
                      Louis Jones                             10,000
                      Russ Kirk                               10,000
                      Elizabeth Twohy                         10,000

* Prior to the Bank's proposed 1994 recapitalization through a 1-for-3 reverse stock split. If the 1994 recapitalization is accomplished, the number of shares set forth below shall be divided by 3.

                  4.3 Bank Director Stock Option Price. The option price for each share of Common Stock issuable under each Bank Director Stock Option shall be equal to 100% of the fair market value of the Common Stock (as defined in Section 14.6 herein) on the date the Bank Director Stock Option is granted.
                  4.4 Duration. No Bank Director Stock Option shall be exercisable after the date ten (10) years from the date such Bank Director Stock Option is granted.
         5. Bank Director Stock Option Agreement. Bank Director Stock Options shall be evidenced by such form of written option agreement (the "Option Agreement") between a Plan participant (a Plan participant who is granted a Bank Director Stock Option is sometimes hereinafter referred to as the "optionee") and the Bank as the Board shall determine, provided that such Option Agreements are not inconsistent with the other provisions of the Plan. Option Agreements shall require the optionee to refrain from disposing shares of Common Stock acquired pursuant to an exercise of a Bank Director Stock Option for the length of time necessary to comply with Rule 16b-3(c)(1) under the Act.
         6. Transferability. No Bank Director Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Bank Director Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Bank Director Stock Option, or levy of attachment or similar process upon the Bank Director Stock Option not specifically permitted herein shall be null and void and without effect. A Bank Director Stock Option may be exercised only by an optionee during his or her lifetime or, pursuant to
Section 10, by his or her estate or the person who acquires the right to exercise such Bank Director Stock Option upon his or her death by bequest or inheritance.
         7. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Bank Director Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Bank Director Stock Option, and the option price per share of each such Bank Director Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Bank ("Change in Capitalization"). If, by reason of a Change in Capitalization, an optionee shall be entitled to exercise a Bank Director Stock Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Common Stock subject to the Bank Director Stock Option prior to such Change in Capitalization. Any adjustment in the Common Stock subject to an outstanding Bank Director Stock Option shall be made only to the extent necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Bank Director Stock Option. Adjustments under this Section 7 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.
         8. Dissolution, Merger and Consolidation. Upon the dissolution or liquidation of the Bank, or upon a merger or consolidation of the Bank in which the Bank is not the surviving corporation, each Bank Director Stock Option granted pursuant to the Plan shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Bank Director Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to Section 10, each Bank Director Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.
         9.       Effective Date; Limitations on Grants of Bank Director Stock
                  Options.
                  9.1 Effective Date. The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Bank; provided, however, that the Plan shall be submitted to shareholders for approval within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the shareholders do not approve the Plan as provided herein. If the shareholders do not approve the Plan, each Bank
Director Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.
                  9.2 Grants of Bank Director Stock Options. No Bank Director Stock Option shall be granted under the Plan more than ten (10) years from the earlier of the date of adoption of the Plan by the Board or shareholder approval hereof. No Bank Director Stock Options shall be granted under the Plan other than as set forth in Section 4.2 herein.
                  9.3 Existing Bank Director Stock Options. The Plan and all Bank Director Stock Options that are actually granted under the Plan shall remain in effect and be subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the grants and the applicable Option Agreement.
         10. Termination of Bank Director Stock Options. Each Bank Director Stock Option shall, unless sooner expired pursuant to Sections 10.1 or 10.2 below, expire on the first to occur of (i) the tenth (10th) anniversary of the date of grant thereof or (ii) the Expiration Date.
                  10.1 Termination for Cause. If an optionee's service as a Bank Director terminates for cause (as defined in Section 14.5 herein), the Bank Director Stock Options granted to the optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.
                  10.2 Termination Not for Cause. If an optionee's service as a Bank Director terminates for any reason other than cause, the optionee (or any guardian, legal representative, heir or successor of the optionee) may exercise his Bank Director Stock Options to the extent, and only to the extent that such Bank Director Stock Options or portion thereof were vested and exercisable as of the date the optionee's service as a Bank Director terminated.
                  10.3 Terms of Bank Director Options Not Extended. Sections
10.1 and 10.2 shall not be construed to extend the term of any Bank Director Stock Option or to permit anyone to exercise any Bank Director Stock Option after the expiration of its term, nor shall it be construed to increase the number of shares of Common Stock as to which any Bank Director Stock Option is exercisable from the amount exercisable on the date of termination of the optionee's service to the Bank.
         11. Termination and Amendment of the Plan. The Board may from time to time amend, modify, terminate or suspend the Plan; provided, however, that:
                  11.1 Except as provided in Sections 7 and 8, no such amendment, modification, suspension, or termination shall impair or adversely alter any Options or rights theretofore granted under the Plan, except with the consent of the optionee, nor shall any amendment, modification, suspension, or termination deprive any optionee of any Common Stock which he may have acquired through or as a result of the Plan;
                  11.2 To the extent necessary under Section 16(b) of the Act and the rules and regulations promulgated thereunder, no amendment shall be effective unless approved by the shareholders of the Bank in accordance with applicable law. Specifically, the Board may not without the approval of the shareholders of the Bank, amend the provisions of the Plan governing:
                           (i)      the benefits to any Director;
                           (ii)     the  number of Bank  Director  Stock
Options  to be  awarded  to Bank Directors;
                           (iii) the Common Stock to be covered by each Bank
Director Stock Option, except for adjustments pursuant to Section 7 hereof;
                           (iv) the exercise price per share under each Bank
Director Stock Option;
                           (v) when and under what circumstances each Bank
Director Stock Option will be granted; and
                           (vi)     the  period  within  which  each Bank
Director  Stock  Option  may be exercised.
        The Plan shall in no event be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.
         12. Non-Exclusivity of the Plan. Nothing contained in the Plan prohibits a Bank Director from being appointed as an officer or employee of the Bank at any time, nor does anything contained in the Plan specifically require a Bank Director to surrender or forfeit a Bank Director Stock Option solely because he accepts an appointment as an officer or employee of the Bank at any time after being granted a Bank Director Stock Option hereunder.
         13. Limitation of Liability. Nothing in the Plan shall be construed to:
                  13.1 give any Bank Director any right to be granted a Bank Director Stock Option other than as specifically provided by the Plan;
                  13.2 give any Bank Director any rights whatsoever with respect to Common Stock except as specifically provided in the Plan;
                  13.3 limit in any way the right of the Bank to terminate the service of any Bank Director as a member of the Board pursuant to the Bank's bylaws and articles of incorporation;
                  13.4 be evidence of any agreement or understanding, express or implied, that the Bank will nominate or appoint any person as a member of the Board; or
                  13.5 confer upon any optionee the right to continue in the employment of the Bank or affect any right which the Bank may have to terminate the employment of each optionee.
         14.      Miscellaneous.
                  14.1 Legal Requirements. The obligation of the Bank to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.
                  14.2 No Obligation To Exercise Bank Director Stock Options. The granting of a Bank Director Stock Option shall impose no obligation upon an optionee to exercise such Bank Director Stock Option.
                  14.3 Application of Funds. The proceeds received by the Bank from the sale of Common Stock pursuant to Bank Director Stock Options issued hereunder will be used for general corporate purposes.
                  14.4 Withholding Taxes. The Bank is authorized to withhold from any Bank Director Stock Option, any payment relating to a Bank Director Stock Option under the Plan, including from a distribution of Common Stock, or any payroll or other payment to an optionee, amounts of withholding and other taxes due with respect thereto, the exercise thereof, or any payment thereunder, and to take such other action as the Board may deem necessary or advisable to enable the Bank and any optionee to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Bank Director Stock Option. The authority shall include authority to withhold Common Stock and to make cash payments in respect thereof in satisfaction of an optionee's tax obligations. The Bank may also require, as a condition to delivery of Common Stock upon exercise of a Bank Director Stock Option, that all taxes required to be withheld (if any) in connection with such exercise be paid to the Bank.
                  14.5 Cause. For the purposes of Section 10.1, "cause" shall mean the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of the assets or opportunities of the Bank.
                  14.6 Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:
                           (a)      If  the  Common  Stock  is  admitted  to
quotation on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") or other comparable quotation system and has been designated as a National Market System ("NMS") security, the last sale price reported for the Common Stock on such system on such given date;
                           (b)      If the Common  Stock is  admitted to
quotation on NASDAQ and has not been designated a NMS security, the closing bid price for the Common Stock at the close of trading on such given date;
                           (c)      If the Common Stock is listed on a national
securities exchange, the closing price of the Common Stock of the Composite Tape on such given date; and
                           (d)      If the Common  Stock is neither  admitted to
quotation on NASDAQ (or other comparable quotation system) nor listed on a national securities exchange, such value as the Board shall attribute to the Common Stock.
                           (e)      Notwithstanding  any provision in this
Section 14.6 to the contrary, the fair market value of Common Stock for the purposes of this Plan shall in no event be less than $2.00 per share.
                  14.7 Payment Upon Exercise. Upon the exercise of Bank Director Stock Options pursuant to the Plan, optionees must render cash to the Bank in payment for Common Stock purchased.
                  14.8 Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Bank (1) on the date it is personally delivered to the Secretary of the Bank at its principal executive offices, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her, or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Bank.
                  14.9 Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Bank Director Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Virginia, to the extent not inconsistent with the Act and Sections 83 and 422 of the Code and regulations thereunder.
                  14.10 Elimination of Fractional Shares. If, under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Bank Director Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.
                  14.11 Compliance with Rule 16b-3. It is the intent of the Bank that this Plan comply in all respects with Rule 16b-3 under the Act in connection with any Bank Director Stock Option granted to a person who is subject to Section 16 of the Act. Accordingly, if any provision of this Plan, any Bank Director Stock Option, or any Option Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.